UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2007

TechnoConcepts, Inc.
(Exact name of registrant as specified in charter)

Colorado	000-12382	84-1605055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Sepulveda Blvd., Suite 202
Van Nuys, CA 91411
(Address of principal executive offices) (Zip Code)

(818) 988-3364
Registrant’s telephone number, including area code

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On February 1, 2007, TechnoConcepts, Inc. (the “Company”) announced that its subsidiary, Jinshilin Techno Ltd., received from the Shanghai Forest Electronics Technology Co. Ltd. a product supply and sales contract for 100,000 set-top boxes integrating both Internet Protocol Television (IPTV) and Voice Over IP (VOIP) phone services. The contract represents the first purchase order under the terms of the Cooperation Agreement between Jinshilin Techno and Shanghai Forest, under which Jinshilin Techno expects to ship a total of two million IPTV/VOIP set-top boxes to Shanghai Forest by the end of 2009.

The set-top boxes are to be deployed in Shangqiu, China. The units shipped will be integrated into an IPTV/VOIP network being built by Shanghai Forest in cooperation with Alcatel Network Support System Company Inc. as part of the Henan Province’s Television and Broadcast Bureau’s project to supply in home IPTV television and VOIP telephone services to the approximately two million rural residents of the Henan Province.

The delivery schedule specified for the 100,000 set-top boxes to be delivered under this first purchase order is as follows:

Month of Delivery	# of Units

February 2007	5,000
March 2007	8,000
April 2007	12,000
May 2007	20,000
June 2007	25,000
July 2007	30,000

Under the terms of the product supply and sales contract, Shanghai Forest has agreed to pay 30% of the price of each shipment in advance. Shanghai Forest is to pay an additional 30% of the purchase price of the units shipped upon receipt and examination of the shipment, with the remaining 40% to be paid within a month thereafter. The aggregate purchase price for the 100,000 set-top boxes covered by this first purchase order is, when converted to US dollars, in excess of $9 million.

An English translation of the product supply and sales contract is filed as Exhibit 10.1 to this current report on Form 8-K. The Company has been advised by Chinese counsel that the Cooperation Agreement between Jinshilin Techno and Shanghai Forest is not a binding agreement under Chinese law, and, accordingly, such agreement is not being filed as an exhibit to this current report on Form 8-K, and has not been filed as an exhibit to any previous Company filing with the SEC.

The Company’s press release relating to this matter is filed as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibition No.      Description

10.1	English translation of the Product Supply and Sales Contract between Jinshilin Techno Co., Ltd. and Shanghai Forest Electronics Technology Co., Ltd.

99.1
Press release, dated February 1, 2007, announcing the receipt by TechnoConcepts’ subsidiary, Jinshilin Techno Ltd., of a first purchase order for IPTV set-top boxes from Shanghai Forest Electronics Technology Co. Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechnoConcepts, Inc.

Date: February 7, 2007	By:	/s/ Antonio Turgeon
Name: Antonio Turgeon Title: Chairman and CEO.